ASSUREDTRAVEL

TRAVEL PRODUCTS PURCHASE AGREEMENT

THIS TRAVEL PRODUCTS PURCHASE AGREEMENT ("**Agreement**") is entered into on the last date of execution by a party below ("**Effective Date**"), by and between FASTRACK Promotions, Inc., a Nevada corporation, DBA Assured Travel ("**Company**"), and **Syndicated Resorts.**, a Nevada corporation ("**Purchaser**"). Company and Purchaser may each be referred to as a "**Party**" or together as "**Parties**".

WITNESSETH:

WHEREAS, Purchaser desires to purchase Travel Products ("**Products**") redeemable through Company, located at 5958 Priestly Drive, 2nd Floor, Carlsbad, CA 92008 for various travel locations and accommodations packages described below in further detail. Company desires to provide Purchaser with said Travel Products for a fee as stated herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration and the mutual promises and covenants hereinafter contained, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1. TERM.

(a) This Agreement shall commence on the Effective Date and continue for a period of one (1) year with automatic one (1) year renewals ("**Term**").

(b) This Agreement may be terminated by either Party with or without cause by providing the other Party with thirty (30) days prior written notice. Following expiration or termination of this Agreement, in whole or in part, Company agrees to honor all unexpired Products presented by consumer.

2. TRAVEL PRODUCTS.

(a) During the term of this Agreement, Company grants Purchaser the right to issue Travel Products to Purchaser's customers ("**Customers**").

(b) Company will invoice Purchaser upon receipt of order. Invoice will be included with order and an electronic invoice will be sent to Purchaser for the products ordered and delivered. Payment of the invoice is **net 3** days. Purchaser shall pay Company by credit card, bank wire or company check, based on the following outlined travel products.

(c) Travel Products have no cash value, are non-transferrable once activated and registered and cannot be combined with any other offer. Travel Products are transferrable prior to activation and registration. Customer of each Travel Product must be at least 21 years of age

or older and possess one major credit card to travel. Neither Company nor Purchaser are responsible for lost, stolen or damaged Travel Products. Travel Products must be activated, registered and travel completed by the consumer within the stated expiration date agreed upon by Purchaser and Company. Offer void where prohibited by law.

(d) Products contained in this agreement, shall be:

4 Night Resort Stay from the CLIX Resort Collection

- 6 Destinations choices in Mexico (Acapulco – Ixtapa – Mazatlan – Nuevo/Puerto Vallarta, Puerto Penasco & Riviera Maya/Cancun)
- 12 resort choices at 4 star resorts
- Online activation, registration & booking portal
- 12 month expiration
- Taxes to Consumer: $9.00 per night
- Resort Fees to Consumer: $75 per stay ONLY in Nuevo Vallarta and Riviera Maya
- *$199 Suggested Retail*
- ***Wholesale Product Cost: $50.00 USD each***

Holiday Passports Silver

- 5 Getaway Vacations
- Prepaid Accommodations (2 or 3 nights)
- Discounted All-Inclusive Resort Stays
- Discounted Carnival and Royal Caribbean Cruise Lines
- Bonus Air offers
- Taxes on pre-paid accommodations: $12.50 per night
- Expiration is December 15, 2020 and will be extended annually subject to offer changes.
- *$199 Suggested Retail*
- ***Wholesale Product Cost: $50.00 USD each***

7 Night Luxury Stay from the CLIX Resort Collection

- 6 Destinations choices in Mexico and United States (Acapulco – Cabo San Lucas – Nuevo/Puerto Vallarta, Riviera Maya/Cancun, Las Vegas and Orlando)
- 10 Luxury Resort choices at 5 star resorts and 2 Deluxe Resort choices at 4 star resorts
- Online activation, registration & booking portal
- 12 month expiration
- Taxes to Consumer: $9.00 per night
- Resort Fees to Consumer: $75 per stay ONLY in Nuevo Vallarta and Riviera Maya
- *$499 Suggested Retail*
- **Wholesale Product Cost: $150.00 USD each**

7 Night Carnival Cruise

- Four ports of departure: Long Beach, CA – Miami, FL – Port Canaveral, FL – San Juan, PR
- Category 4 Interior Stateroom accommodations
- Available Cruise Itineraries*:
  - San Juan – St. Thomas – Barbados – St. Lucia – Saint Kitts – St. Maarten – San Juan
  - Long Beach - Cabo San Lucas – Puerto Vallarta – Long Beach
  - Miami – Grand Cayman – Roatan – Belize City – Cozumel - Miami

- Port Canaveral – Amber Cove – St. Thomas – San Juan – Grand Turks – Port Canaveral
- Cruise Itineraries are subject to change by cruise line operator
- 12 month expiration
- Taxes and port fees to consumer: $259 - $300 per person, depending on departure port.
- *$499 Suggested Retail*
- **Wholesale Product Cost: $150.00 USD each**

<u>Holiday Passports Platinum</u>

- 30 Getaway Vacations
- Prepaid accommodations (2 or 3 nights)
- Discounted All-Inclusive Resorts Stays (Mexico and Caribbean)
- Discounted Carnival and Royal Caribbean Cruise Lines
- Bonus Air Offers
- Expiration is December 15, 2020 and will be extended annually subject to offer changes.
- *$999 Suggested Retail*
- **Wholesale Product Cost: $200 USD each**

<u>Multiple Product Travel Package</u>

<u>Holiday Passports Platinum</u>

- 30 Getaway Vacations
- Prepaid accommodations (2 or 3 nights)
- Discounted All-Inclusive Resorts Stays (Mexico and Caribbean)
- Discounted Carnival and Royal Caribbean Cruise Lines
- Bonus Air Offers
- Expiration is December 15, 2020 and will be extended annually subject to offer changes.

<u>ONE 7 Night Luxury Stay from the CLIX Resort Collection</u>

- 6 Destinations choices in Mexico and United States (Acapulco – Cabo San Lucas – Nuevo/Puerto Vallarta, Riviera Maya/Cancun, Las Vegas and Orlando)
- 10 Luxury Resort choices at 5 star resorts and 2 Deluxe Resort choices at 4 star resorts
- Online activation, registration & booking portal
- 12 month expiration
- Taxes to Consumer: $9.00 per night
- Resort Fees to Consumer: $75 per stay ONLY in Nuevo Vallarta and

<u>ONE 7 Night Resort Stay from the CLIX Resort Collection</u>

- 6 Destinations choices in Mexico (Acapulco – Ixtapa – Mazatlan – Nuevo/Puerto Vallarta, Puerto Penasco & Riviera Maya/Cancun)
- 12 resort choices at 4 star resorts
- Online activation, registration & booking portal
- 12 month expiration
- Taxes to Consumer: $9.00 per night
- Resort Fees to Consumer: $75 per stay ONLY in Nuevo Vallarta and

<u>TEN RCI Access Weeks</u>

- Ability to book ten (10) discounted RCI weeks (7 night stays)
- Online bookings, payments and confirmation letters through www.AHolidayWeek.com

- More than 4,500 Resorts in 85 Countries Worldwide
- Studios, 1 bedroom, & 2 bedroom units available
- No upcharge for 1 and 2 bedroom units
- Inventory is based on space availability and shown in real time on the site

$2,499 Suggested Retail
Wholesale Product Cost: $500 USD each

(e) Purchaser shall be required to purchase the minimum volume of 50 Travel Products to receive said pricing.

(f) Company shall pay all costs and expenses associated with the layout and printing of the Travel Products. Purchaser agrees to pay for all applicable shipping costs to have product delivered to their offices or distribution centers.

(g) Purchaser will not be held liable for any purchases or charges incurred by persons using Travel Products, unless Customer claims a representative of Purchaser promised additional benefits, which are not contained in the stated product provided by Company.

(h) Company shall, at its sole cost, correspond with Customers of Travel Products related to the products described in Section (c) above for services, including, but not limited to, confirmations, ancillary travel requests and cancellations.

(i) Purchaser agrees to send all order requests to SHIPPING@ASSUREDTRAVEL.COM. This is a group distribution email address and is received by Company's Shipping Manager along with 3 other Company Managers, which ensures orders are never missed. Company does not guarantee timely delivery if orders are placed through any other medium. In order for company to deliver products in a timely manner, orders must be accepted no later than 2:00pm PST to be shipped that day. All orders after 2:00pm will be shipped the following day. Ground shipping is the most cost effective manner to deliver our products and purchaser must plan accordingly and place orders with enough advance notice to qualify for Ground shipping, otherwise, more expensive shipping methods are available, such as: overnight, 2nd or 3rd day air.

3. COMPANY'S REPRESENTATIONS.

Company represents, warrants and covenants to Purchaser that:

(a) At all times during the Term of this Agreement, Company agrees to be operated in substantially the same manner as it is operated on the Effective Date of this Agreement, to maintain it in the same or better repair, to supply sufficient, competent staff and other personnel including supervisory personnel for the performance of such obligations, and to take reasonable and necessary steps to maintain quality and standards.

(b) It is a Nevada corporation and is a corporation organized and validly existing under the laws of the state of California. Additionally, Company represents and warrants that it has the authority to conduct business and fulfill the Travel Products listed on each individual travel product.

(c) It has corporate authority to enter into this Agreement and the person executing this Agreement on behalf of Company has the necessary authority to sign the Agreement.

(d) By entering into this Agreement, it is not in violation of any laws or any other agreements with third parties.

(e) It will comply with all applicable laws, rules and regulations as related under this Agreement including but not limited to Seller of Travel laws of the various states where the Travel Products may be issued to Customers.

4. PURCHASER'S REPRESENTATIONS.

Purchaser represents, warrants and covenants to Company that:

(a) It is qualified to do business in the states where the Products will be issued and it has obtained or will obtain prior to the Effective Date of this Agreement all permits and licenses necessary to comply with all local, state, and federal laws.

(b) Purchaser is a corporation organized and validly existing under the laws of the state of Nevada.

(c) It has obtained corporate authority to enter into this Agreement and the person executing this Agreement on behalf of Purchaser has the necessary authority to sign the Agreement.

(d) It will comply with all applicable laws, rules and regulations related to its performance under this Agreement.

(e) By entering into this Agreement, it is not in violation of any laws or any other agreements with third parties.

(g) Purchaser or its employees, brokers and distributors may not activate, register and/or make reservations on behalf of its client. All recipients must activate, register and make their own reservations. Purchaser understands that all activity within each Product is tracked by IP address.

(h) Purchaser agrees it will represent the product to its intended recipient in a fair and unambiguous manner and that no promises are made or insinuated for additional travel benefits that are not contained in the offer or its Privileges and Procedures.

5. INDEMNIFICATION.

(a) Company shall defend, indemnify, protect, release and hold harmless Purchaser and its affiliated entities, parent and subsidiaries and each and every of their officers, directors, employees, agents, servants, and their successors and assigns from and against all claims, costs (including, but not limited to, litigation and settlement costs), injuries, damages, demands, suits, actions, fees (including, without limitation, reasonable attorneys' fees and disbursements), fines, charges, judgments, penalties, liabilities, losses and expenses, arising from or in connection with this Agreement, whether covered by insurance or not to the extent and in the proportion caused by the negligence, willful misconduct, acts, errors, or omissions of Company, its directors, officers,

employees, agents, subcontractors, successors or assigns. Company shall at its own cost and expense, not subject to reimbursement, defend all actions, suits or proceedings, and satisfy all judgments, orders or decrees with respect to the foregoing.

(b) Purchaser agrees to indemnify, defend and hold Company and their affiliates, officers, directors, employees, agents, subcontractors, and their successors and assigns, harmless from and against any and all claims, costs (including, without limitation, third party claims), suits or other proceedings, actions, and any and all losses, damages, judgments, liabilities, expenses or other costs (including without limitation reasonable attorneys' fees and disbursements), arising from or in any way relating to: (i) any actual or alleged breach or inaccuracy of any representations, any consumer claim of misrepresentation by Purchaser or an agent of Purchaser of Company products, covenants, agreements or other provisions or warranties of Purchaser contained in this Agreement; (ii) any failure of Purchaser, its employees or agents to comply with applicable laws and regulations in connection with the performance of this Agreement; (iii) from any claims resulting from Purchaser's performance or non-performance relating to this Agreement; and (iv) from any negligent or grossly negligent acts or omissions or willful misconduct of Purchaser, its directors, officers, employees, agents or assigns in connection with the entry into performance of this Agreement.

(c) Each Party agrees to promptly notify the indemnifying Party in writing of any indemnifiable claim. The indemnified Party will cooperate in all reasonable respects with the indemnifying Party and its attorneys in the investigation, trial, defense and settlement of any such claim and any appeal arising therefrom. The indemnified Party may participate in such investigation, trial, defense and settlement of such claim and any appeal arising there from, through its attorneys or otherwise, at its own cost and expense. No settlement of a claim will be entered into without the consent of the indemnified Party, which consent will not be unreasonably withheld, unless the settlement includes an unconditional general release of the indemnified Party.

(d) Notwithstanding the foregoing, a Party shall not be liable to the other Party for any special, indirect or consequential damages, unless related to (i) its own gross negligence or willful misconduct or (ii) a third party claim.

7. <u>SALE OR TRANSFER OF COMPANY</u>.

In the event of the sale or transfer of Company, Company shall immediately notify Purchaser of such sale or transfer. Upon Purchaser's request, Company shall request that the buyer or transferee's agreement accept assignment of this Agreement. If Purchaser does not request such assignment or Company is not able to obtain such assignment, this Agreement shall terminate upon Purchaser's written notice and the Parties' obligations shall thereafter cease.

8. <u>INDEPENDENT CONTRACTOR</u>.

This Agreement does not constitute an employment relationship between the Parties. Nothing in this Agreement shall be deemed to constitute a joint venture, partnership, or similar relationship between the Parties and no Party shall be liable for the debts, obligations or liabilities of the other Party, or have the authority to make any representations on behalf of the other Party except as provided in this Agreement. Purchaser and Company each shall have the full power and authority of the means, manner and methods of performing its responsibilities under this Agreement and achieving its objectives that each may have in its independent business operations without direction or control over the other.

9. NOTICE.

Notice required or permitted to be given pursuant to the terms of this Agreement shall be deemed received upon receipt or five (5) days after deposit into the United States mail, postage prepaid, certified return receipt, or the next day via overnight delivery service with signature required for delivery, and addressed as follows:

To Purchaser:

Syndicated Resorts
MAILING ADDRESS
CITY, STATE, ZIP
Attn: Bill Barber
Phone: ____________
Email: wbarber272@aol.com

To Company:

Assured Travel
5958 Priestly Drive, 2nd Floor
Carlsbad, CA 92008
Attn: Randy Fish
Phone: (760) 431-8600 ext. 105
Email: randyf@assuredtravel.com

10. SEVERABILITY.

If any one or more of the provisions contained herein shall be held for any reason to be invalid, illegal or unenforceable in any respect, such provision shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

11. GOVERNING LAW.

This Agreement will be governed by and construed pursuant to the laws of the state of California.

12. MISCELLANEOUS TERMS.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns where permitted by this Agreement. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein. This Agreement constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between the parties respecting the within subject matter. No amendment, modification, or alteration of the terms hereof shall be binding unless the same be in writing, dated subsequent to the date hereof and duly executed by the parties hereto. All notices or other communications required or permitted hereunder shall be in writing and addressed to the party's last known address and either personally delivered, sent by overnight mail (Federal Express or the like), or sent by registered or certified mail, postage prepaid, return receipt requested, or sent by telecopy. If any party to this Agreement shall bring any action for any relief against any other party, declaratory or otherwise, arising out of this Agreement, the losing party shall pay to the prevailing party a reasonable sum for attorney's fees incurred in bringing such suit and/or

enforcing any judgment granted therein. This Agreement may be executed in multiple counterparts and all counterparts together shall be deemed a single agreement. Further, this Agreement may be signed and delivered by facsimile or electronic scan, and such faxed or scanned documents (with faxed or scanned signatures) shall be deemed originals.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the dates below written.

ASSURED TRAVEL	PURCHASER
By: [signature]	By: Syndicated Resorts Assoc In
Print Name: Randy Fish	Print Name: Bill Barber
Title: Executive Vice President	Title: President; Bill Barber
Date: 2-4-18	Date: April 2, 2018